EXHIBIT 11.1

                   STATEMENT RE COMPUTATION OF SHARE EARNINGS

                                                                         Year Ended December 31,
                                              -----------------------------------------------------------------------------
                                                         1997                    1996               1995
                                              -----------------------------------------------------------------------------
Net income (loss)                                       $7,246,457              ($858,116)               ($6,036,335)

                                              =============================================================================

Weighted average common shares
outstanding                                              9,614,278               5,142,736                 1,622,283


                                              -----------------------------------------------------------------------------

                                                         9,614,278               5,142,736                 1,622,283
                                              =============================================================================

Basic income (loss) per share                              $0.75                  ($0.17)                    ($3.72)
                                              =============================================================================

Dilutive effect of options and warrants
outstanding under treasury stock method                  1,280,337                      --                       --
                                              -----------------------------------------------------------------------------

                                                        10,894,615              5,142,736                  1,622,283
                                              =============================================================================

Diluted income (loss) per share                         $0.67                     ($0.17)                   ($3.72)
                                              =============================================================================



                                       E-1